UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2025

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue		10022
New York,	New York	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.500% Notes due 2026	CL26	New York Stock Exchange
0.300% Notes due 2029	CL29	New York Stock Exchange
1.375% Notes due 2034	CL34	New York Stock Exchange
0.875% Notes due 2039	CL39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, Colgate-Palmolive Company (the “Company”) announced that its Board of Directors (the “Board”) had elected Shane Grant as the Company’s Chief Operating Officer, Americas, reporting to Chairman, President and Chief Executive Officer, Noel R. Wallace, effective June 16, 2025.

Mr. Grant, 50, will join the Company from Group Danone (“Danone”), a leading global food and beverage company, where he has been Group Deputy CEO, CEO Americas and EVP Dairy, Plant-Based and Global Sales since January 2023. Mr. Grant joined Danone in May 2020 and served as Executive Vice President & CEO, Danone North America. He assumed the additional role of interim co-CEO, Danone in March 2021. Prior to Danone, Mr. Grant spent almost 20 years with The Coca-Cola Company, where he held various leadership roles of increasing responsibility in category leadership, commercial and general management.

The independent Personnel and Organization Committee (the “Committee”) of the Board approved the following compensatory arrangements for Mr. Grant in his role as Chief Operating Officer, Americas of the Company, effective June 16, 2025. Mr. Grant will receive a base salary of $1,100,000. He will be eligible to receive an annual cash bonus for 2025 with a target award of 115% of base salary based on the achievement of performance measures applicable to other Company executives. Mr. Grant’s actual cash bonus may vary from target based on performance, as determined by the Committee. Mr. Grant will also receive a replacement equity award of 90,000 restricted stock units, which will vest in three installments - 45,000 vesting on June 16, 2026, 22,500 vesting on June 16, 2027 and 22,500 vesting on June 16, 2028. To compensate Mr. Grant for certain benefits he will forego upon his departure from Danone, he will also receive a one-time sign-on bonus of $1,000,000 and a transition allowance of $1,500,000, in each case payable in two equal installments, the first coincident with the commencement of his employment and the second on June 16, 2026. In addition, Mr. Grant will receive an annual grant of stock options (valued at $450,000) and time vested restricted stock units (valued at $300,000) in September 2025. For tax years 2025 and 2026, Mr. Grant will receive assistance with his income tax return preparation from the Company’s global mobility tax partner.

Beginning in 2026, Mr. Grant will participate in the Company’s long-term performance-based restricted stock unit program with a target value of $1,600,000. Mr. Grant’s actual award under this program may vary from target based on performance in accordance with the formulas and methodologies employed in the program, as determined by the Committee. In 2026, he will also receive an annual grant of stock options (valued at $1,600,000) and time vested restricted stock units (valued at $640,000).

Prabha Parameswaran, who has served as the Company’s Group President, Growth and Strategy since 2022, has communicated to the Company her intention to retire from the Company on October 1, 2025. As a result, the Board has elected Ms. Parameswaran Vice Chair of the Company, effective June 16, 2025. The Board also approved the promotion of Panagiotis Tsourapas to the position of Chief Operating Officer, Europe, Asia Pacific, Africa Eurasia, Skin Health & Global Customer Development and John Hazlin to the position of Chief Growth Officer, in each case effective June 16, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 29, 2025	By: /s/ Noel R. Wallace
Name: Noel R. Wallace
Title: Chairman, President and Chief Executive Officer